UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 31, 2006
(Date of Report, date of earliest event reported)

Stage Stores, Inc.
(Exact name of registrant as specified in its charter)

1-14035
(Commission File Number)

NEVADA	91-1826900
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas	77025
(Address of principal executive offices)	(Zip Code)

(800) 579-2302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Stage Stores to Present at the 26th Annual Piper Jaffray Consumer Conference

On May 31, 2006, Stage Stores, Inc. (the "Company") issued a news release announcing that management will make a presentation at the 26th Annual Piper Jaffray Consumer Conference on Tuesday, June 6, 2006. A copy of the news release is attached to this Form 8-K as Exhibit 99.1.

May Sales Release

On June 1, 2006, the Company issued a news release announcing the Company's May 2006 sales and that comparable store sales increased 4.0%. A copy of the news release is attached to this Form 8-K as Exhibit 99.2.

Board Declares Quarterly Dividend

On June 1, 2006, the Company issued a second news release announcing that its Board of Directors declared a quarterly cash dividend of 5.0 cents per share on the Company's common stock, payable on June 28, 2006 to shareholders of record at the close of business on June 13, 2006. A copy of the news release is attached to this Form 8-K as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News release issued by Stage Stores, Inc. on May 31, 2006 announcing that management will make a presentation at the 26th Annual Piper Jaffray Consumer Conference.

99.2	News release issued by Stage Stores, Inc. on June 1, 2006 announcing the Company's May 2006 sales results and that comparable store sales increased 4%.

99.3	News release issued by Stage Stores, Inc. on June 1, 2006 announcing that its Board of Directors declared a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

June 2, 2006	/s/ Michael E. McCreery
(Date)	Michael E. McCreery
Executive Vice President and
Chief Financial Officer